NEOSURG TECHNOLOGIES, INC.
                                2,400,000 Shares
                                  Common Stock



                                AGENCY AGREEMENT



                                                               November___, 2000


Investors  Trading  Corp.
  d/b/a  Oxford  Financial  Group
3316  Westhill  Drive
Austin,  Texas  78704

Gentlemen:

     Neosurg Technologies, Inc. (the "Company") hereby confirms its agreement with Investors Trading Corp., d/b/a Oxford Financial Group (the "Agent") as follows:

     Section  1.  The  Offering.  The Company is offering up to 2,400,000 shares
     --------------------------
of its Common Stock, no par value per share (the "Shares"), in an offering (the "Offering") to the general public. There will be an aggregate of 13,248,524 shares of Common Stock and Non-Trading Common Stock outstanding prior to the Offering, and there is no active public market in the Common Stock. The shares of Common Stock are to be offered at the price per share (the "Purchase Price") set forth on the cover page of the Prospectus (as hereinafter defined). The Purchase Price may be changed by the Company after consultation with, and the consent of, the Agent, subject to such declaration of effectiveness of an amendment to the Prospectus by the Securities and Exchange Commission (the "SEC") as may be required. The Offering will commence on October __, 2000, and subscriptions will be accepted until 4:00 p.m., C.S.T., on December 15, 2000, subject to the Company's right to extend the subscription period until March 31, 2001, or terminate the Offering at any time (the "Expiration Date"). All purchases in the Offering will be subject to certain minimum and maximum purchase limitations and other terms and conditions, including the right of the Company, in its sole discretion, to reject orders in whole or in part.

     Subject to the foregoing, the Agent shall have the right, in its sole discretion, to permit investors to submit irrevocable orders together with legally binding commitments for payment for Shares for which they subscribe at any time prior to the Expiration Date. Persons may subscribe for the Shares offered by completing, signing and delivering or mailing a subscription order form and certification form, substantially in the form attached as an exhibit to the Registration Statement (as defined hereinafter) together with payment in full for the number of Shares for which such person is subscribing by cashier's check, draft or wire transfer, payable in next day funds to First Community Bank as escrow agent (the "Escrow Agent"). All subscription funds will be deposited into a separate, interest-bearing account (the "Escrow Account") with the Escrow Agent until a Closing Date at which such funds are released to the Company or the Expiration Date. No funds deposited into the Escrow Account(s) shall be released or disbursed to the Company until all of the conditions set forth in
Section 11 of this Agreement shall have been fulfilled to the satisfaction of the Agent and its counsel. In accordance with Rule 15(c) of the Securities Exchange Act of 1934, as amended, any funds received by the Agent as payment for the Shares will be forwarded to the Escrow Agent by noon of the day following receipt. The Company, the Agent and the Escrow Agent will, prior to the beginning of the offering of the Shares, enter into an Escrow Agreement in a form satisfactory to the parties. The parties mutually agree to faithfully perform their obligations under the Escrow Agreement. The Company and Agent hereby acknowledge and agree that only personnel employed by the Agent, and such other personnel as are assigned for specific purposes or services contemplated by this Agreement to be performed by the Agent, will be involved in providing the services described herein.

     Concurrently with, or as soon as practicable after the execution of the Agreement, the Company will deliver to the Agent copies of the Prospectus to be used in the Offering. Concurrently with or as soon as practicable after the execution of the Agreement, but in any event prior to the commencement of the Offering, the Company will cause to be delivered to the Agent a Blue Sky survey setting forth the jurisdictions in which the Shares may be offered and sold and the number of Shares that may be offered and sold in each such jurisdiction.

     The Company agrees and acknowledges that the Agent may utilize its broker network in the Offering to distribute the Shares, on a "best efforts" basis, and other broker/dealers which are members of the National Association of Securities Dealers, Inc. (the "NASD") pursuant to the terms and conditions of a Selected Dealers' Agreement between the Agent and such broker/dealers, the form of which is attached hereto as Exhibit "A". The Agent hereby agrees that prior to
                          ------------
utilizing its other broker/dealers, the Agent will consult with the Company regarding its determination and will not take any action in this regard which is not approved in writing by the Company.

     The Company has filed with the SEC a registration statement on Form SB-2 (File No. 333-31264) containing a prospectus relating to the Offering for the registration of the Shares under the Securities Act of 1933 (the "1933 Act"), and has filed such amendments thereof and such amended prospectuses as may have been required to the date hereof. Such Registration Statement, including any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended, including post-effective amendments, is herein called the "Registration Statement." The prospectus, as amended, on file with the SEC at the time the Registration Statement initially became effective is hereinafter called the "Prospectus," except that if any prospectus is filed by the Company pursuant to Rule 430A or Rule 424(b) or (c) of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations") differing from the prospectus on file at the time the Registration Statement initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 430A or Rule 424(b) or (c) from and after the time said prospectus is filed with the SEC.


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
     Section  2.  Appointment of the Agent.  Subject to the terms and conditions
     -------------------------------------
of this Agreement, the Company hereby appoints the Agent as its marketing agent, to utilize its best efforts to (i) assist the Company in establishing the transaction structure, reviewing the Prospectus, and preparing marketing materials in connection with the Offering; (ii) as financial advisor and marketing agent, manage the placement of the Company's Common Stock pursuant to the Offering; (iii) to the extent necessary, respond to non-routine questions of a financial or investment nature; and (iv) solicit subscriptions for the Shares and advise the Company in connection with the Offering. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the Company as to the matters set forth herein and in the letter agreement ("Letter Agreement"), dated July 26, 2000, between the Company and the Agent, a copy of which is attached hereto as Exhibit "B."
                                                                    ------------
The Agent agrees to use its best efforts, as agent for the Company, to sell the shares subject to the terms and conditions set forth in this Agreement. It is acknowledged by the Company that the Agent shall not be required to purchase any Shares and shall not be obligated to take any action which is inconsistent with applicable laws, regulations, decisions or orders.

     The obligations of the Agent pursuant to this Agreement shall terminate upon the completion or termination or abandonment of the Offering, but in no event later than March 31, 2001. All fees or expenses due to the Agent but unpaid will be payable to the Agent in next day funds at the earlier of the Closing Date (as hereinafter defined) or the Expiration Date. In the event the Offering is extended beyond the Expiration Date, the Company and the Agent may mutually agree to renew this Agreement under mutually acceptable terms.

     In the event the Company is unable to sell a minimum of 592,592 Shares within the period herein provided, this Agreement shall terminate, and the Company shall refund to any persons who have subscribed for any of the shares of Common Stock the full amount which it may have received from them plus accrued interest as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 3(a) and (e), 9, 10, 12, 24, 26 and 27 hereof. In the event of over-subscription in the Offering, the Shares will be allocated by the Agent in accordance with the terms of the Prospectus.

     In the event the Offering is terminated for any reason not attributable to the action or inaction of the Agent, it shall be paid the fees due to the date of such termination, abandonment or amendment pursuant to Section 3(a) below and reimbursement for reasonable legal fees and out-of-pocket expenses incurred in connection with the provision of services contemplated by Section 10 of this Agreement upon such termination, abandonment or amendment within five days of such event.

     Section  3.  Fees.  In addition to the expenses specified in Sections 9 and
     -----------------
10 hereof, as compensation for the Agent's services under this Agreement, the Company will pay the following fees to the Agent:

          (a) A non-refundable initial financial advisory fee of $25,000 was paid on the execution of the Letter Agreement.


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
          (b) A commission equal to 5.0% of the aggregate actual purchase price of the securities sold in the Offering to purchasers identified in writing by the Company within ten (10) days after the date hereof.

          (c) A commission equal to 6.75% of the aggregate actual purchase price of the securities sold in the Offering other than those sold in accordance with (b) above.

          (d) In the event the parties hereto mutually agree to employ an assisting broker program, then to any registered broker or dealer employed by the Agent or a selected dealer approved by the Agent, an assisting broker's fee equal to 6.75% (which includes a negotiated sales commission to the Agent) of the aggregate actual purchase price of the securities sold in such manner. Such fees shall be in lieu of the fees described in subparagraphs (b) and (c) above. Fees with respect to purchases affected through assisting brokers other than the Agent shall be transmitted by the Agent to such selected broker-dealer. The decision to utilize assisting brokers will be made by the Company with consent of the Agent.

          (e) Full payment of the Agent's actual and accountable expenses, advisory fees and compensation shall be made in next day funds on the Closing Date. In the event the Offering is terminated before Closing, the Company shall reimburse the Agent for its out of pocket accountable expenses actually incurred by the Agent or person associated with the Agent as provided for in Section 10 hereof. Agent shall use reasonable efforts to see that it and any other assisting brokers will comply with Rules 2730 (Securities Taken in Trade), 2740 (Services in Distribution), 2420 (Dealing with Non-Members)and 2750 (Transactions with Related Persons) of the National Association of Securities Dealers ("NASD") Conduct Rules.

     In the event of an oversubscription or other event which causes the Offering to continue beyond the original expiration date or a resolicitation of subscribers so as to significantly increase the legal services rendered by counsel for the Agent, the parties agree to renegotiate the expense cap on legal fees applicable to the Agent.

     Section  4.  Closing.  Upon  the subscription of at least 592,592 shares of
     --------------------
the Common Stock, the Company may hold a closing of the sale of those shares and continue to sell the remaining Common Stock in the Offering as provided herein, with subsequent closings to occur from time to time thereafter as requested by the Company, provided that each closing must be for the minimum of 450,000 shares of Common Stock upon the completion of the Offering. All of the conditions set forth in Section 11 of this Agreement shall have been fulfilled to the satisfaction of the Agent and its counsel at each such closing. In each closing, the Company agrees on such Closing Date to issue the Shares which have been subscribed for against payment therefor from the aforesaid Escrow Account maintained for the benefit of the subscribers with the Escrow Agent and to deliver certificates evidencing ownership of such Shares in such authorized denominations and registered in such names as indicated on the Stock Order Forms directly to the purchasers thereof as promptly as practicable after such Closing Date. Each a closing shall be held at the offices of Thompson Knight Brown Parker & Leahy, L.L.P. in Houston, Texas, or at such other place as shall be agreed upon between the Company and the Agent, as of the close of business on the business days to be selected by the Agent, which business day shall be no less than two business days following the giving of prior notice to the Company


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
and no more than five business days after the Shares have been sold or at such other time as shall be agreed upon between the Company and the Agent. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for the Shares. At the closing, the Company shall deliver to the Agent in next day funds the commissions, fees and expenses due and owing to the Agent as set forth in Sections 3, 9 and 10 hereof, and the certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus. The hour and date upon which the Company shall release for delivery the Shares (in one or more transactions), in accordance with the terms hereof, are referred to herein as the "Closing Date."

     Section  5.  Representations and Warranties of Company.  In order to induce
     ------------------------------------------------------
the Agent to enter into this Agreement, the Company represents and warrants to, and agrees with, the Agent that:

          (a) The Company has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares as provided herein and as described in the Prospectus. The consummation of the Offering, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and is legal, valid and binding on it, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights and to general equity principles, and except as the obligations of the Company under the indemnification and contribution provisions hereof may be limited by public policy under certain circumstances.

          (b) A Registration Statement on Form SB-2 (Registration No. 333-31264) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Act and the SEC Rules and Regulations, has been filed with the SEC and has been declared effective by the SEC. At the time the Registration Statement became effective, and at all times subsequent thereto up to the Expiration Date, the Registration Statement and the Prospectus, including any amendments or supplements thereto, contained and will contain all statements that are required to be stated therein in accordance with the Act and the SEC Rules and Regulations and conformed and will conform in all material respects to the requirements of the Act and the SEC Rules and Regulations. The Registration Statement, the Prospectus, any Blue Sky application or any Sales Information (as such term is defined in Section 12 hereof), including any amendments or supplements thereto, did not contain or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from any preliminary Prospectus, the Prospectus, the Registration Statement or any amendment or supplement made in reliance upon and in conformity with information furnished to the Company in writing by the Agent expressly for use therein. Without limiting the generality of the foregoing, all fees, whether of finder's, originators, underwriters or otherwise required to be disclosed in the Prospectus have been disclosed; all legal or governmental proceedings pending or threatened involving the Company and required to be disclosed in the Prospectus have been disclosed; and all contracts, agreements or other documents of a character required to be described or referred to therein have been disclosed in the Prospectus. All contracts, agreements and other documents described or referred to in the Prospectus, to which the Company is a party, or by which it or its properties are bound or committed are, unless otherwise disclosed therein, in full force and effect; the descriptions thereof or references thereto are correct in all material respects; and no default exists in the due performance or observance of any obligations, agreements or other document so described or referred to therein, unless otherwise disclosed therein. As of each Closing Date, the Company will have satisfied the conditions precedent to the consummation of the Offering in accordance with all applicable laws, regulations, decisions and orders.

          (c) Neither the SEC nor any state authority nor any court or other govern-mental agency or body has, by order or otherwise, prevented or suspended the use of the Prospectus or the offer or sale of the Shares, nor to the best knowledge of the Company, is any such action threatened.

          (d) Hein & Associates, LLP, which has expressed its opinion with respect to certain of the financial statements and schedules filed as part of the Prospectus and included in the Registration Statement, is, with respect to the Company, "independent" within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

          (e) The financial statements and schedule(s) of the Company and notes related thereto included in the Registration Statement and which are part of the Prospectus present fairly the financial condition of the Company as of the dates indicated and the results of its operations for the periods specified and comply as to form in all material respects with the applicable accounting requirements. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved. The tables and any other financial and numerical data in the Prospectus fairly present in all material respects the information purported to be shown thereby at the respective dates thereof and for the respective periods covered thereby and were prepared on a basis consistent with the audited financial statements of the Company.

          (f) Since the respective dates as of which information is given in the Prospectus, except as may otherwise be stated therein, (i) there has not been any material adverse change in the condition of the Company, financial or otherwise, or in the results of operations, earnings, affairs or business prospects of the Company, whether or not arising from transactions in the ordinary course of business; (ii) there have not been any material trans-actions entered into by the Company, other than those in the ordinary course of business; (iii) there has not been any material increase in the long-term debt of the Company; (iv) there has not been any material adverse change in the aggregate dollar amount of the Company's surplus or reserves; (v) there has been no material adverse change in the Company's relationship with its insurance carriers; (vi) there has been no material change in management of the Company; and (vii) there has been no material increase in the Company's liability for borrowed money.

          (g) The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Texas, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus. The Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except where the failure to do so would not individually or in the aggregate have a material adverse effect on the business, prospects, results of operation or general affairs of the Company; all such licenses, permits and other governmental authorizations are in full force and effect, and the Company is in all material respects complying therewith. The Company is not required to qualify as a foreign corporation in any other jurisdiction in which the failure to qualify would have a material adverse impact on the conduct of the Company's business as described in the Prospectus.

          (h) The authorized, issued and outstanding equity capital of the Company is as set forth in the Prospectus under the caption "Description of Capital Stock"; no shares of Common Stock or Preferred Stock or other equity securities have been or will be issued and outstanding prior to the Expiration Date; the Shares offered in the Offering have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the terms in the Prospectus against payment of the consideration as set forth in the Prospectus, will be duly and validly issued and fully paid and nonassessable; and the Common Stock conforms to the description thereof contained in the Prospectus. There are no pre-emptive rights or other rights to subscribe for or to purchase, or, except as set forth in the Articles of Incorporation and Bylaws of the Company, any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's Articles of Incorporation, Bylaws or other governing documents or any agreement or other instrument to which the Company is a party or by which it is bound. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. The certificates used to evidence the Shares are in due and proper form.

          (i)     The  Company  has  no  subsidiaries.

          (j) The Company is not in violation of its Articles of Incorporation, Bylaws or other corporate governing documents. The Company is not in violation of or in default, and no event has occurred which with notice of lapse of time, or both, would constitute default on the part of the Company in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, lease, loan agreement, mortgage, note, indenture or other material instrument to which it is a party or by which it or its assets are bound, which default in any individual case or in the aggregate would have a material adverse effect on the business, prospects, general affairs, operations or financial condition of the Company, and the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions herein contemplated will not conflict with or constitute a breach of, or default under, or result in the creation of any material lien, charge or encumbrance upon any of the assets of the Company pursuant to the Articles of Incorporation or Bylaws of the Company or any material obligation, agreement, contract, franchise, license, lease, indenture, note, mortgage loan agreement or other material instrument to which it is a party or in which it has a beneficial interest in, or by which it may be bound, or materially violate or conflict with any law, administrative regulation or administrative or court decree. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except such as has been obtained and except for approval of the SEC, compliance with the Act, the state securities laws ("Blue Sky Laws") applicable to the Offering of the Shares and the clearance of such offering with the NASD and the American Stock Exchange ("ASE").


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
          (k) The Company has good and marketable title to all its properties and assets material to its business and to those properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are individually or in the aggregate not materially significant or important in relation to the business of the Company; and all of the leases and subleases material to the business of the Company under which the Company holds properties, including those described in the Prospectus, are valid and binding leases and subleases in full force and effect.

          (l) The Company is not subject to, nor in violation of, any directive from the State of Texas or any other governmental authority to make any material change in the method of conducting its business or affairs; the Company has conducted and is conducting its business to comply in all material respects with all applicable statutes and regulations and, except as set forth in the Prospectus, there is, to the knowledge of the Company, no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or threatened which may materially and adversely affect the performance of this Agreement or the consummation of the transactions herein contemplated or which may result in any material adverse change in the condition (financial or otherwise), business, operations general affairs or prospects of the Company, or which would materially affect any of its properties and assets. The Company is in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting
Act  of  1970,  as  amended,  and  the  rules  and  regulations  thereunder.

          (m) (i) The Company owns or possesses valid and enforceable licenses for all inventions, patents, patent applications, trademarks (registered or unregistered), trademark applications, tradenames, copyrights, manufacturing processes, formulae, trade secrets, know-how, and other intangible property and assets necessary to the conduct of its business now conducted as described in the Prospectus (collectively, "Intellectual Property") and the Company does not know of any facts which would form a reasonable basis for a claim that the Company does not own or possess valid and enforceable licenses for all Intellectual Property necessary to the conduct of its business or the conduct of the business proposed to be conducted by it as described in the Prospectus; (ii) the Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use any of the Intellectual Property; (iii) the Company does not know of any third parties who have or will be able to establish rights to any of the Intellectual Property; (iv) to the Company's knowledge, there is no infringement by third parties of any of the Intellectual Property;
(v) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights of title or other interest in or to any Intellectual Property, and the Company does not know of any facts which would form a reasonable basis for any such claim; (vi) except as disclosed in the Prospectus, there is no pending, or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity and scope of any Intellectual Property, and the Company does not know of any facts which would form a reasonable basis for any such claim; (vii) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its products or processes infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary right of others, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (viii) except as disclosed in the Prospectus, to the Company's knowledge, there are no grounds for an interference proceeding before the United States Patent and Trademark Office in relation to any of the patents or patent applications currently owned by the Company; (ix) to the Company's knowledge, there are no facts which would bar the grant of a patent from each of the patent applications within the Intellectual Property; (x) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by any current or former employee, consultant or agent of the Company or any of its subsidiaries seeking either ownership rights to any invention or compensation from the Company for any invention made by such employee, consultant or agent in the course of his/her employment with the Company, nor, to the Company's knowledge, can any such action, suit, proceeding or claim, if instituted, be sustained; and (xi) there is no act or omission by the Company or its agents or representatives of which the Company has knowledge that may render any patent or patent application within the Intellectual Property unpatentable, unenforceable or invalid. The Prospectus fairly and accurately describes in all material respects the Company's rights with respect to the Intellectual Property.

          (n) To the best of the Company's knowledge, the issued patents owned by, or licensed to, the Company and described in the Registration Statement and Prospectus are valid and enforceable patents. Except as described in the Registration Statement and Prospectus and in the agreements referred to therein, no other entity or individual has any right or claim in any of such issued patents. The patent applications owned by, or licensed to, the Company and described in the Registration Statement and Prospectus have been properly prepared and filed and are being diligently pursued on behalf of the Company, and each of such patent applications is owned or controlled by the Company, and no other entity or individual has any right or claim in any of the patent applications or any patent to be issued therefrom, except as described in the Registration Statement and Prospectus and in the agreements referred to therein. To the best of the Company's knowledge, each patent application owned by or licensed to the Company and described in the Registration Statement and Prospectus discloses patentable subject matter.

          (o) All documents delivered or to be delivered by the Company or its representatives in connection with the issuance and sale of the Shares or in connection with the Agent's exercise of due diligence, except for those documents which were prepared by parties other than the Company or its representatives, to the knowledge of the Company, were on the dates on which they were delivered or dated, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.

          (p) The Company has filed all required federal, state and foreign income, sales and franchise tax returns and has paid all taxes shown as due and payable thereon except where permitted to be extended; the Company has no knowledge of any tax deficiency which has been asserted or threatened against it which could materially and adversely affect the business or operations or properties of the Company.

          (q) Appropriate arrangements have been made for placing the funds received from subscriptions for shares in special interest-bearing accounts with the Escrow Agent until all shares are sold and paid for, with provision for refund to the purchasers in the event that the closing of the Shares is not completed for whatever reason or for delivery to the Company if at least the minimum number of Shares are sold.

          (r) The Company has complied or will comply in all material respects with each and every undertaking or commitment made by it under the Blue Sky laws, including, without limitation, each and every undertaking or commitment made in connection with the Offering. The Company has obtained a CUSIP number for its Common Stock and the Company has used its best efforts to qualify the Shares for offering in every state reasonably designated by the Agent. The materials previously filed or filed after the date hereof with any state do not and will not contain any untrue statements of material fact nor are there or will there be any omissions of material facts required to be stated therein or that are necessary to make the statements therein not misleading.

          (s) No relationship, direct or indirect, exists between the Company, on the one hand, and the directors or officers of the Company, on the other hand, which is required to be described in the Prospectus and which is not so described.

          (t) The Company has not: (i) placed any securities within the last 18 months by or through any member of the NASD or person related to or associated with such a member; (ii) had any material dealings with any member of the NASD or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of U.S. Government and agency securities, publicly traded equity, securities and other assets; (iii) entered into a financial or management consulting agreement except as described in the Prospectus, this Agreement and the engagement letter with the Agent attached hereto as Exhibit "B"; or (iv)
                                                            ----------
engaged any intermediary between the Agent and the Company in connection with the offering of Common Stock, and no person is being compensated in any manner for such service.

     Any certificate signed by any officers of the Company and delivered to the Agent or to the Agent's counsel shall be deemed a representation and warranty of the Company to the Agent as to the matters covered thereby. Any certificate delivered by the Company to their counsel for purposes of enabling such counsel to render the opinions referred to in Section 11(e) will also be furnished to the Agent and its counsel and shall be deemed to be additional representations and warranties by the Company to the Agent as to the matters covered thereby and the Agent and its counsel are entitled to rely thereon.

     Section  6.  Representations  and  Warranties  of  the  Agent.
     -------------------------------------------------------------

          (a) The Agent is a corporation is validly existing and in good standing under the laws of the State of Texas with full power and authority to provide the services to be furnished to the Company hereunder.

          (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (c) Each of the Agent and its employees, agents and representatives who shall perform any of the serivces hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services.

          (d) The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the articles of incorporation of the Agent or any material agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

          (e) No approval of any regulatory or supervisory or other public authority is required in connection with the Agent's execution and delivery of this Agreement or the performance of its terms, except as may have been received.

          (f) There is no suit or proceeding or charge or action before or by any court, regulatory authority or government agency or body or, to the knowledge of the Agent, pending or threatened, which might materially adversely affect the Agent's performance of this Agreement.

     Section  7.  Agreements of the Company.  The Company hereby agrees with the
     --------------------------------------
Agent  that:

          (a) The Company will use its best efforts to cause the Registration Statement to be declared effective by the SEC. The Company will notify the Agent immediately and confirm the notice in writing thereto (i) of any request by or the receipt of any comments from the SEC with respect to the transactions contemplated by this Agreement; (ii) of any request by or any comments or other communications received from the SEC and any request by the SEC for any amendment or supplement to the Registration Statement or the Prospectus, or for additional information with respect to the transactions contemplated therein or by the Offering; and (iii) of the issuance by the SEC or any court or governmental agency or body of any stop order or other order suspending or enjoining the effectiveness or approval of the Registration
Statement, the Prospectus or the Offering or of the institution of any proceedings for that purpose or of any notification of the suspension of qualification of the Shares in any jurisdiction or the initiation or threatening of any proceeding for that purpose or the threat of any such action. The Company will make every reasonable effort to prevent the issuance by the SEC and any court or governmental agency or body of any stop order or other such order, or request for amendment or additional information or the commencement of any proceeding and, if any such order, request or proceeding shall at any time be issued or commenced, to obtain the lifting thereof, to respond thereto or to obtain the termination thereof at the earliest possible moment.

          (b) The Company will deliver to the Agent, without charge, from time to time such number of copies of the Prospectus and related documents (as amended or supplemented), as the Agent may reasonably request. The Company authorizes the Agent, subject to all requirements of applicable law, to use the Prospectus (as the same may be amended or supplemented) in connection with the sale of the Shares.

          (c) The Company will deliver to the Agent at least two complete copies (including exhibits) of its Registration Statement on Form SB-2 as originally filed with the SEC and of each amendment thereto.

          (d) The Company will comply, at its own expense, with all requirements imposed upon it by the SEC and by the Act, the Exchange Act and the SEC Rules and Regulations, including, without limitation, Rules 10b-5 and 10b-6 under the Exchange Act, in each case as from time to time in effect, so far as necessary to permit the continuance of offers, sales or dealings in Shares during such period in accordance with the provisions hereof and the Prospectus.

          (e) If, at any time during the period when the Prospectus is required by law to be delivered, any event occurs as a result of which, in the opinion of counsel to the Company or the Agent, the Prospectus, including any amendments or supplements, would contain an untrue statement of a material fact, or would omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary in the opinion of counsel to the Company or the Agent at any time to amend or supplement the Prospectus, including any amendments or supplements to comply with the Act and all other laws, the Company, as appropriate, will promptly advise the Agent thereof and will promptly prepare and file with the SEC and any other authority with jurisdiction an amendment or supplement.

          (f) The Company will not acquire any shares of Common Stock or Preferred Stock prior to the Expiration Date.

          (g) During the period of three years after the date of the Prospectus, the Company will furnish to the Agent (i) as soon as practicable (but in no event earlier than required to be filed with the SEC) after the end of each fiscal year, the annual report of the Company containing the balance sheet of the Company as of the close of such fiscal year and corresponding statements of income, stockholders' equity and changes in financial position for the year then ended, such financial statements to be certified by independent public accountants; (ii) as soon as practicable (but in no event earlier than required to be filed with the SEC) after the end of each fiscal quarter (other than the last quarter of each fiscal year), an unaudited balance sheet and statements of income, stockholders' equity and changes in financial position of the Company as at the end of and for such quarter; (iii) as soon as available, a copy of each proxy statement, financial statement and periodic and special reports of the Company mailed to holders of any class of its securities registered under Section 12 of the Exchange Act; (iv) as soon as practicable after the filing thereof, of each report or other statement or document filed by the Company with the SEC or other regulatory agency or with any national securities exchange or quotation system on which any securities of the Company may be listed or quoted; and (v) from time to time, such other information concerning the Company as the Agent may reasonably request.

          (h) The Company will comply or cause to be complied with the conditions to the obligations specified in Section 11 hereof.

          (i) The Company shall promptly prepare and file with the SEC, from time to time, such reports as may be required to be filed by the SEC Rules and Regulations, includ-ing, without limitation, reports with respect to the sale of the Shares and the application of the proceeds thereof as may be required in accordance with Rule 463 under the Act.

          (j) The Company shall comply in all material respects with the undertaking given by the Company in connection with the qualification of the Shares for offering and sale under the Blue Sky Laws.

          (k) The Company shall use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

          (l) The Company will not, during the period of the Offering and for a period of one year after the date hereof, without the prior written consent of the Agent, which shall not be unreasonably withheld, offer for sale, sell or issue, contract to sell or otherwise dispose of, any shares of, or any securities convertible into or exercisable for, -or sell or grant any options, rights or warrants for the purchase of, Common Stock (such instruments being collectively referred to in this subsection(l) as "Rights"); provided, however, that the Company may (i) issue options to purchase Common Stock (and issue shares of Common Stock upon the exercise thereof) to employees so long as the exercise price of such options is no less than the fair market value (as determined by the last sales price per share, or, if there have been no sales, the average of the closing bid and asked price per share, or, if there have been no such quotes, an amount established in good faith by the board of directors of the Company) per share of Common Stock on the date of grant and the aggregate amount of all options issued during such period does not exceed 10% of the issued and outstanding shares of Common Stock of the Company on the Expiration Date, and (ii) at any time after six months from the date hereof, issue Common Stock or Rights at a price, exercise price or conversion price, as applicable, of $6.75 per share or more.

          (m) Other than as permitted by applicable law, the Company will not distribute any Prospectus or other offering material in connection with the subject offering and sale of the Shares.

          (n) To the extent required by law or applicable rules and regulations, the Company will promptly take all steps necessary to register its class of Common Stock under Section 12(g) of the Exchange Act to ensure that it maintains the registration of the Common Stock under Section 12(g) of the Exchange Act. The Company shall maintain the effectiveness of such registration for not less than three years.

          (o) The Company will qualify the Shares under the Blue Sky laws of such jurisdictions as the Agent may reasonably request to make such applications, file such consents to service of process or other documents and furnish such other information as may be reasonably requested for that purpose and to comply with such laws so as to permit the continuance of sales and dealings in which jurisdictions for as long a period as the Agent may reasonably request. The Company will notify the Agent immediately upon notice of, and confirm in writing, the suspension of qualification of the Shares or the threat of such action in any jurisdiction. In each jurisdiction where any of the Shares shall have been qualified as provided above, the Company will make and file such statements and reports as are required by, or in the future may be required by, the laws of such jurisdiction.

          (p) The Company agrees to cause the stock certificates of all of the current shareholders of the Company and of any future officers or directors of the Company to be clearly legended as being restricted against transfer without compliance with the Act and to cause the Company's transfer agent to put stop transfer instructions against such stock certificates.

          (q) At each of the Closing Dates, the Company will have completed the Offering in all material respects as described in the Prospectus and in accordance with all applicable laws, regulations, decisions and orders of the SEC and state securities authorities.

          (r) The Company will maintain appropriate arrangements with the Escrow Agent for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offering in an account bearing interest at the rate, if any, described in the Prospectus until the Expiration Date and satisfaction of all conditions precedent to the release of the Company's obligation to refund payments received from persons subscribing for or ordering Shares in the Offering as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto as described in the Prospectus.

          (s) The Company will use its best efforts to (i) encourage and assist a specialist or market maker to establish and maintain a market for the Shares, and (ii) obtain approval for and maintain quotation of the shares on the ASE or the Small-Cap Market of the NASDAQ system effective on or prior to the Expiration Date. The Company will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the NASD "Interpretation With Respect to Free Riding and Withholding."

          (t) The Company will conduct its business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the SEC.

          (u) The Company shall not deliver the Shares until it has satisfied or caused to be satisfied in all material respects each and every condition set forth in Section 11 hereof unless such condition is waived in writing by the Agent.

     Section  8.  Covenants  of  the Agent.  The Agent hereby covenants with the
     -------------------------------------
Company  as  follows:

          (a) During the period when the Prospectus is used, the Agent will comply, in all material respects and at its own expense, with all requirements imposed upon it, to the extent applicable, by the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder and state blue sky laws and regulations applicable to the Agent; it will distribute the Prospectuses or offering materials in connection with the sales of the Shares only in accordance with the 1933 Act, state Blue Sky laws and the rules and regulations promulgated thereunder. The Agent will not knowingly take, or mot to take, any action in connection with offers and sales of Shares which would cause the Offering not to be made in compliance with such laws or regulations; the Agent will not offer the Shares for sale in any state unless and until the Company shall have advised the Agent that the Shares have been registered or qualified under the state securities laws applicable thereto.

          The Agent shall make no representations concerning the Company or the Offering, except as set forth in the Prospectus. The Placement Agent will not sue any offering or selling materials other than materials furnished or approved by the Company and acceptable to the Agent.

          (b) The Agent shall assist the Escrow Agent in maintaining arrangements for the deposit of funds and the making of refunds, as appropriate.

     Section  9.  Payment of Expenses of the Company.  Subject to the provisions
     -----------------------------------------------
of Section 10 below, whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated for any reason, the Company will pay all costs and expenses incident to the performance of its obligations hereunder, including, without limiting the generality of the foregoing:

          (a) All fees and expenses of the accountants and counsel of the Company, all costs and expenses incurred in connection with the preparation, printing, filing and distribution, including costs of shipping and mailing, of the Registration Statement and the Prospectus and all amendments and supplements thereto and other documents in connection with the transactions contemplated by this Agreement and the Prospectus (including all exhibits and financial statements) (and all agreements and supplements provided for therein and in this Agreement and the preliminary and supplemental Blue Sky Survey).

          (b) All registration fees and expenses, including, without limitation, legal fees and disbursements of the Company's counsel incurred in connection with qualifying or registering all or any part of the Shares for offer and sale under the Blue Sky Laws.

          (c) All fees and expenses of the transfer agent and any special agents appointed for the transfer of the Shares, preparation, printing, issuance and delivery of the certificates representing Shares, all stock issue and transfer taxes, if any, with respect to the sale and delivery of the Shares and all fees of the NASD.

     The Company shall reimburse the Agent pursuant to the procedures set forth in Section 10 for any expense provided in (a) through (c) above which, in the first instance, was paid by the Agent.

     Section  10.  Reimbursement  of  Agent's  Expenses.  Except  for  the
     --------------------------------------------------
reimbursement provided herein, the Agent will pay its own costs and expenses incurred in connection with the performance of this Agreement and the transactions contemplated hereunder, including the fees and disbursements of its counsel, marketing expenses and due diligence expenses. The Company shall reimburse the Agent for (i) the fees and disbursements of its counsel (up to a maximum of $50,000.00 for legal fees, including out-of-pocket expenses for travel and other disbursements of counsel), and (ii) its reasonable expenses in an amount not to exceed $15,000 (exclusive of legal fees and expenses of Agent's counsel) which shall be paid within five days of receipt by the Company of an itemized bill summarizing such expenses since the date of the last bill, if any, to the date of the current bill. To the extent not previously paid, full payment of the Agent's expenses shall be made in next day funds on each Closing Date provided that the Company shall have received an itemized bill summarizing any unreimbursed expenses at least two days before each Closing Date or on such later date if the Company shall have received an itemized bill summarizing any unreimbursed expenses at least two days before such date or, if the Offering is not completed and is abandoned or terminated for any reason, within five days of receipt by the Company of a reasonable accounting from the Agent of its expenses.

     Section  11.  Conditions to the Obligations of the Agent and the Release of
     ---------------------------------------------------------------------------
Shares.  The  issuance  and  sale of the Shares, the delivery of certificates in
------
respect thereof, and the obligations of the Agent hereunder shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of each Closing Date, to the accuracy in all material respects of the statements of the officers of the Company made pursuant to the provisions hereof, and to the performance in all material respects of the Company's obligations hereunder.

     The issuance and sale of the Shares, the delivery of certificates in respect thereof, and the obligations of the Agent on each Closing Date shall also be subject to the following additional conditions (which are solely for the Agent's benefit), unless waived in writing by the Agent:

          (a) The Registration Statement shall have been declared effective by the SEC; prior to the Closing Date, no stop order or such other order suspending the offering or the effectiveness of the Registration Statement or the effectiveness of the Prospectus shall have been issued or proceedings therefor instituted, initiated or threatened by the SEC or any court or governmental agency or body and any request of the SEC or any other governmental agency or body for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with. The NASD, upon review of the terms of this Agreement, shall not have objected to the Agent's performance of its obligations hereunder or the terms set forth.

          (b) The Agent shall not have advised the Company in writing that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact, which is material or omits to state a fact which is material and is required to be stated therein or necessary to make the statements therein not misleading.

          (c) The Agent shall have received on the Closing Date certificates on behalf of the Company, dated as of the Closing Date, signed by the president and the chief financial officer (or officer performing similar function) of the Company, in form and substance reasonably satisfactory to the Agent's counsel, to the effect that (i) the signers of each of such certificates have carefully examined the Registration Statement and the Prospectus and that, in their opinion, at the time the Registration Statement and the Prospectus became effective, neither the Registration Statement nor the Prospectus contained any untrue statement of a material fact or omitted to state any material fact required to or stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) since the respective effective or approval dates of the Registration Statement and the Prospectus, no event has occurred which should have been set forth in an amendment of or supplement to the Registration Statement or the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties, prospects or affairs of the Company, and the conditions set forth in this
Section 11 have been satisfied; (iii) and to the further effect that the Company has performed all agreements and has satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date and will comply with all obligations to be satisfied by them after the Offering; (iv) that all the representations and warranties contained in Section 5 hereof are true and correct on and as of the Closing Date, with the same force and effect as though expressly made on the Closing Date; (v) no stop order suspending the effectiveness of the Registration Statement has been initiated or threatened by the SEC or any state authority; and (vi) no order suspending the Offering or the effectiveness of the Prospectus has been issued and no proceedings for that purpose have been initiated or to the best of their knowledge threatened by the SEC or any state authority.

          (d) The Shares shall have been qualified or are exempt from qualification under the Blue Sky Laws of such states as shall have been identified by the Company. The Company shall have obtained approval for and shall have in place an arrangement for the quotation of the Shares on the ASE or Small-Cap Market of the NASDAQ system.

          (e) The Agent shall have received on the Closing Date an opinion of Cokinos, Bosien and Young, P.C., counsel for the Company, dated as of the Closing Date, addressed to the Agent, substantially to the effect as set forth in Exhibit "C" hereto.
    ------------

          (f) At the time this Agreement is executed and also on the Closing Date, there shall be delivered to the Agent a letter addressed to the Agent, from Hein & Associates, LLP, independent accountant, the first one to be dated as of the date hereof and the second one to be dated the Closing Date, substantially identical in form and substance to the unsigned form of letter heretofore submitted to and approved by the Agent, and which shall contain information as of a date within five business days of the date of such letter.

          (g) Such further certificates, documents and opinions as the Agent may reasonably request from the Company (including certificates of officers of the Company) shall have been furnished by the Company.

          (h) The Agent's counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings and in order to evidence the accuracy or completeness of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Agent and its counsel; provided, any objection by such counsel to the foregoing shall be made by written advice to this effect from the Agent accompanied by a written opinion of counsel setting forth such objections.

          (i) The representations and warranties of the Company contained herein shall be true and correct on the date of this Agreement and on and as of the Closing Date; the Company shall have performed all covenants and agreements contained herein to be performed on its part at or prior to such Closing Date.

          (j) The Company shall have not have sustained, since the date of the latest financial state-ments included in the Registration Statement, any material loss or interference with its business, or suffered any material labor dispute or any court or legislative or other governmental action, order or decree, that is not set forth in the Prospectus. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change in the long-term debt of the Company, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Registration Statement and Prospectus, the effect of which, in any such case described above is sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

          (k) Prior to and at the Closing Date: (i) there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings, the business affairs or business prospects of the Company from that as of the latest dates as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by the Company from the latest date as of which the financial condition of the Company is set forth in the Prospectus other than transactions referred to or contemplated therein; (iii) the Company shall not have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness which default would have a material adverse effect on the Company; (iv) no action, suit or proceedings, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Company, threatened against the Company or affecting any of its properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, operations, financial condition or income of the Company; and (v) the Shares shall have been qualified or registered for offering and sale under the securities or Blue Sky Laws of the jurisdictions in which the purchasers reside or are domiciled.

          (l) At or prior to the Closing Date, the Agent shall receive (i) a copy of the order from the SEC declaring the Registration Statement effective, and (ii) a certificate of good standing from the State of Texas evidencing the good standing and existence of the Company.

          (m) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the NASDAQ system, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the SEC or any other governmental authority; or (ii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war if the effect of any such event specified in this clause (iii) makes it impracticable or inadvisable to proceed with the Offering or the delivery of the shares on the terms and in the manner contemplated in the Registration Statement.

          (n) On the Effective Date and on the Closing Date, the Agent shall have received from the Company's legal counsel a Blue Sky Survey setting forth the states in which the Shares may be sold and the number of Shares that may be sold in each such state.

     If any of the material conditions specified in this Section 11 shall not have been fulfilled when and as required by this Agreement, this Agreement and all of the Agent's obligations hereunder may be canceled by the Agent by notifying the Company of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 3, 9, 10 and 12 hereof. Notwithstanding the above, if this Agreement is canceled pursuant to this paragraph, the Company agrees to reimburse the Agent for all of the Agent's expenses (including without limitation the fees and expenses of the Agent's counsel) subject to the applicable provisions of Sections 3 and 10 hereof.

          Section  12.  Indemnification  and  Contribution.
          ------------------------------------------------

          (a) The Company hereby agrees (i) to indemnify and hold harmless the Agent, each of its directors, officers, other employees and agents and any person who controls the Agent within the meaning of Section 15 or Section 20(a) of the Exchange Act (the Agent and each person being indemnified hereinafter called an "Indemnified Party") against any and all losses, claims, damages or liabilities, joint or several, to which an Indemnified Party may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise; (ii) to reimburse promptly such Indemnified Party for reasonable legal or other expenses incurred by such Indemnified Party in connection with investigating any claims or preparing for or defending any actions, commenced or threatened, whether or not resulting in any liability; and (iii) to reimburse promptly such Indemnified Party for any amount paid in settlement of any claim or action, commenced or threatened, if such settlement is effected with the written consent of the Company; insofar as such losses, claims, damages, liabilities, expenses, actions or settlements, referred to above, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, Prospectus or any amendments or supplements thereto, or in any application filed under any Blue Sky Law, or in any other document, advertisement, oral statement or communication ("Sales Information") prepared, made or executed by the Company in connection with or in contemplation of the transactions contemplated by this Agreement, or in the information furnished or otherwise made available to the Agent by the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement, Prospectus or Sales Information or other documentation distributed in connection with the Offering or are based on any oral misstatements made by the Company or its agents, or arise out of any action or omission to act by the Company, its officers, directors, employees or agents, which action is willful or negligent. The Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto or in any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Agent specifically for use therein. The Company will not, however, be responsible for claims, liabilities, losses, damages or expenses to the extent they result primarily from actions taken or omitted to be taken by the Agent in bad faith or from the Agent's negligence. In the event that the Company advances any amounts alleged to be due under this Section 12(a) to the Indemnified Party and it is determined by a court of competent jurisdiction that the Indemnified Party is not entitled to indemnification hereunder, then the Indemnified Party shall repay, without interest, any amounts so advanced to the Company, as the case may be. The indemnification obligations of the Company as provided above are in addition to any liabilities the Company may have under other agreements, under common law or otherwise. The obligation of indemnity provided for hereunder is effective immediately in respect of all events prior to or after the date hereof and shall survive any expiration, termination or other cessation of this Agreement.

          (b) The Agent agrees (i) to indemnify and hold harmless the Company, each of its directors and officers and each person who controls the Company within the meaning of the Act (the Company and each person being indemnified hereinafter called an "Indemnified Party") against any and all losses, claims, damages or liabilities, joint or several, to which an Indemnified Party may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulations, at common law or otherwise; (ii) to reimburse promptly such Indemnified Party for reasonable legal or other expenses incurred by such Indemnified Party in connection with investigating any claims or preparing for or defending any actions, commenced or threatened, whether or not resulting in any liability; and (iii) to reimburse promptly such Indemnified Party for any amount paid in settlement of any claims or actions, commenced or threatened, if such settlement is effected with the written consent of the Agent; insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any Blue Sky Application, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of any action or omission to act by the Agent, its officers, directors, employees or agents, which action is willful or negligent, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, in reliance upon and in conformity with written information furnished to the Company by the Agent specifically for use in the preparation thereof. The Agent will not, however, be responsible for claims, liabilities, losses, damages or expenses to the extent they result primarily from actions taken or omitted to be taken by the Company in bad faith or from the Company's negligence. In the event that the Agent advances any amounts alleged to be due under this Section 12(b) to an Indemnified Party and it is determined by a court of competent jurisdiction that the Indemnified Party is not entitled to indemnification hereunder, then the Indemnified Party shall repay, without interest, any amounts so advanced to the Agent. The indemnification obligations of the Agent as provided above are in addition to any liabilities the Agent may have under other agreements, under common law or otherwise. The obligation of indemnity provided for hereunder is effective immediately in respect of all events prior to or after the date hereof and shall survive any expiration, termination or other cessation of this Agreement.

          (c) Promptly after receipt by an Indemnified Party under this Section of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof. In no case shall an indemnifying party be liable under this Agreement with respect to any loss, claim, damage, liability, expense, action or settlement unless the indemnifying party shall have been notified in writing by the Indemnified Party seeking indemnification, of the assertion or filing of the claim or action giving rise to such loss, claim, damage, liability, expense, action or settlement promptly after such Indemnified Party shall have been advised of, or otherwise shall have received information as to, the assertion or filing of such claim or action. In case any such action is brought against any Indemnified Party, and such Indemnified Party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it or he may wish, jointly with all other Indemnifying Parties, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided, however, if the defendants in any such action include both the Indemnified Party and the indemnifying party and the Indemnified Party shall have reasonably concluded, based upon advice of its counsel, that there may be legal defenses available to it or he and/or any other Indemnified Party which are different from or additional to those available to the indemnifying party, the Indemnified Party shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party. Upon receipt of notice from the indemnifying party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of counsel, the indemnifying party will not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with defense thereof unless:

               (i) the Indemnified Party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel);

               (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice or commencement of the action; or

               (iii) the indemnifying party has authorized the employment of counsel at the expense of the indemnifying party.

          (d) If the indemnification provided for in this Section is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such Indemnified Party, shall, subject to the limitations hereinafter set forth, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities:

               (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Agent from the offering of the Shares; or

               (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Agent in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

     The respective relative benefits received by the Company and the Agent shall be deemed to be in such proportion so that the Agent is responsible for the portion of the losses, claims, damages or liabilities represented by the percentage that the per share fee to be paid to the Agent in connection with the solicitation of subscriptions described in Section 3 hereof bears to the actual Purchase Price per share of the Shares, and Company and its officers and directors and controlling persons, in the aggregate, jointly and severally are responsible for the remaining portion. The relative fault of the Company and the Agent shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in paragraph (d) of this Section, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata or per capita allocation or by any other method or allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     Section  13.  Effective  Date.  This  Agreement  shall  become effective on
     -----------------------------
October ___, 2000.

     Section  14.  Termination.  Without  limiting  the  right to terminate this
     -------------------------
Agreement  pursuant  to  any  other  provision  hereof:

          (a) This Agreement may be terminated by the Agent or the Company prior to the Expiration Date if, in the Agent's reasonable judgment:

               (i) additional material governmental restric-tions, not enforce and effect on the date hereof, shall have been imposed upon trading in securities general or a suspension or limitation in trading in securities generally has occurred on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the NASDAQ System, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the SEC or any other governmental authority; or the engagement or continued engagement by the United States in major hostilities or the declaration of a national emergency or war or a material decline in the price of equity or debt securities if the effect of such hostilities, national emergency or war or decline, in the Agent's judgment, make it impracticable or inadvisable to proceed with the Offering or the delivery of shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus;

               (ii) any event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or the Prospectus or which is not reflected in the Registration statement or the Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect (unless the Registration Statement or the Prospectus, as appropriate, is amended or supplemented appropriately in a timely manner);

               (iii) the Company shall have sustained a loss by fire, flood, accident or other calamity which is material to the property, business or financial condition of the Company whether or not such loss shall have been insured, or there shall have been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the business, condition or prospects of the Company whether or not arising in the ordinary course of business, or in the market for the securities of the Company, which shall render it inadvisable to proceed with the delivery of the Shares.

          (b) This Agreement may be terminated by a party upon written notice to the other party at any time at or prior to the Expiration Date if any of the Conditions specified in Section 11 hereby shall not have been fulfilled when and as required by this Agreement or if the services to be performed by the Agent have not been completed by March 31, 2001.

     Any termination pursuant to this Section 14 shall be without liability on the part of the Agent to the Company or on the part of the Company to the Agent (except for the expenses to be paid or reimbursed by the Company pursuant to Section 3 or Section 10 hereof and except as to indemnification to the extent provided in Section 12 hereof).

     In the event that the Offering is not consummated for any reason, including, but not limited to, the termination of this Agreement or the inability of the Company to sell the Shares during the Offering, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Shares the full amount which it may have received from them, together with interest at the rate stated in the Prospectus. Upon termination of this Agreement, neither party shall have any other obligation to the other except as otherwise provided for pursuant to Sections 3, 10 and 12 hereof and as provided in Sections 24 and 27.

     Section  15.  Representation  and  Indemnities  to  Survive  Delivery.  The
     ---------------------------------------------------------------------
respective indemnities, agreements, representations, warranties and other statements of the Company and its directors and officers, and of the Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agent or the Company or any of their respective partners, officers, agents or directors or any controlling person, as the case may be, and will survive delivery of any payment for the Shares sold hereunder.

     Section  16.  Notice.  All communications hereunder will be in writing and,
     --------------------
if sent to the Agent will be mailed, delivered or telegraphed and confirmed to the Agent c/o Oxford Financial Group, 3316 Westhill Drive, Austin, Texas 78704, with a copy to Jack A. Selman, Selman, Munson & Lerner, P.C., 111 Congress Avenue, Suite 1000, Austin, Texas 78701; if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at Neosurg Technologies, Inc., 17300 El Camino Real, Suite 110, Houston, Texas 77058, with a copy to Brian K. Bosien of Cokinos, Bosien & Young, P.C., 1500 Woodson
Tower,  2919  Allen  Parkway,  Houston,  Texas   77019.

     Section 17. Successors.  This Agreement will inure to the benefit of and be
     ----------------------
binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 12, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares merely by reason of such purchase.

     Section  18.  Partial  Unenforceability.  If  any  section,  paragraph  or
     ---------------------------------------
provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

     Section  19.  Applicable  Law.  This  Agreement  shall  be  governed by and
     -----------------------------
construed  in  accordance  with  the  internal  laws  of  the  State  of  Texas.

     Section  20.  Entire  Agreement.  This  Agreement,  including schedules and
     -------------------------------
exhibits hereto, which are integral parts hereof and incorporated as though set forth in full, constitutes the entire agreement between the parties pertaining to the subject matter hereof superseding any and all prior or contemporaneous oral or prior written agreements, proposals, letters of intent and understandings, and cannot be modified, changed, waived or terminated except by a writing which expressly states that it is an amendment, modification or waiver, refers to this Agreement and is signed by the party to be charged. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

     Section  21.  Headings.  Headings on the Sections in this Agreement are for
     ----------------------
reference  purposes only and shall not be deemed to have any substantive effect.

     Section 22.  Delivery by Telecopier.  This Agreement shall become effective
     -----------------------------------
upon execution and delivery hereof by all the parties hereto; delivery of this Agreement may be made by telecopier to the parties with original copies promptly to follow by overnight courier.

     Section  23.  Construction.  This  Agreement  has  been  negotiated  by the
     --------------------------
parties and their respective counsel. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party.

     Section  24.  Attorneys Fees.  If any action at law or in equity, including
     ----------------------------
an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys fees from the other party, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief which may be awarded.

     Section 25.  Exhibits.  Each and all of the Exhibits referred to herein and
     ---------------------
attached hereto are hereby incorporated into this Agreement for all purposes as fully as if set forth herein. The Exhibits include Exhibits "A" through "C."
                                                       ------------         ----

     Section  26.  Arbitration.  Any  controversy  or  claim arising out of this
     -------------------------
letter of intent or the Agency Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitration may be entered in any court having jurisdiction thereof. The place for such arbitration shall be in Houston, Texas. The arbitration agreement set forth herein shall not limit a court from granting a temporary restraining order or preliminary injunction in order to preserve the status quo of the parties pending arbitration. Further, the arbitrator(s) shall have power to enter such orders by way of interim award, and they shall be enforceable in court.

     Section  27.  Right  of  First  Refusal.
     ---------------------------------------

          (a) For a period of one year from the date of the definitive Prospectus, the Company and its officers and directors agree to consult with the Agent in respect of any prospective or actual public or private offering of securities of the Company (as such term is defined in this subsection (a) for cash other than to employees. For the purposes of this Section 27, the term, "securities of the Company" shall be deemed to include any debt or equity securities of the Company other than debt securities secured by chattel mortgages or equipment or property of the Company, the maturity date of which is less than two years, and which are offered by the Company for sale or sold by the Company only to commercial banks, insurance companies, recognized finance companies or pension trusts. Also specifically excluded are public offerings and/or private offerings of the Company's shares in exchange for properties, assets or stock of other individuals or corporations. The Company shall not be required to consult with the Agent concerning any borrowings from banks and institutional lenders or concerning financing under any equipment leasing or similar arrangements.

          (b)     For  a  period  of  one  year  from the date of the definitive
Prospectus, the Company will not enter into an agreement for any public or private offering for cash (other than to employees) of any securities of the Company as defined in (a) to or through any person, firm or corporation other than the Agent unless and until the Company shall have first negotiated for the sale of the Company's securities with or offered to sell its securities to the Agent. The Company shall notify the Agent in writing of the Company's intention to offer its securities in a covered offering and the terms (including the price to the Agent or other method of determining the underwriting discount or fee) and conditions of the proposed offering. The Agent shall then have 30 days from the date it receives such written notice from the Company to decide whether it wishes to participate as manager, co-manager, or otherwise, as determined by the Agent, in the proposed offering. If the Agent determines that it does not wish to participate in the proposed offering, then it shall so notify the Company of its intention in writing within such 30-day period. The Company may within a period of 30 days from the date of receipt of such notice then enter into a letter of intent for the public sale or, as appropriate, a contract for the private sale, of any of it securities through any other person, firm or corporation on the same general terms and conditions as those which were tendered to the Agent. Provided, however, as to a public offering, if a definitive underwriting agreement with a firm commitment is not executed by the Company with such third party within 90 days thereafter, all the rights of the Agent hereunder shall be reinstated. Nothing in this Agreement shall be construed as granting the continuation of such preferential right on the part of the Agent beyond such one-year period. The Company shall not be required to consult with the Agent concerning any borrowings from banks and institutional lenders or concerning financing under any equipment leasing or similar arrangements.

     If the foregoing is in accordance with the Agent's understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the Agent, all in accordance with its terms.

                                             Very  truly  yours,

                                             NEOSURG TECHNOLOGIES, INC.



                                             By:________________________________
                                                Pete  O'Heeron,  President

The  foregoing  Agreement  is  hereby
confirmed and accepted as of the date
first  above  written.

INVESTOR  TRADING  CORP.  d/b/a
OXFORD  FINANCIAL  GROUP  ("Agent")

By:
Name:  ___________________________
Title:

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